SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

UDATE.COM, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

UDATE ANNOUNCES DATE, TIME, AND PLACE
FOR RECONVENED SPECIAL MEETING

     Derby, England (March 26) – uDate.com, Inc. (OTCBB: UDAT) announced today that its stockholders had approved a motion to adjourn its special meeting. The special meeting will reconvene on April 4, 2003, at 10:00 am, at the offices of Hale and Dorr LLP, 60 State Street, Boston, MA 02109. The purpose of the special meeting is to consider and vote upon a proposal to adopt and approve the merger agreement among uDate, USA Interactive, a subsidiary of USA Interactive, and for certain purposes uDate’s two principal stockholders, and the merger of USA Interactive’s subsidiary into uDate. If the merger is approved, uDate will become a subsidiary of USA Interactive. USA Interactive, which holds an irrevocable proxy granted by uDate’s two principal stockholders covering approximately 64% of the outstanding shares of uDate’s stock, has advised uDate that it will vote those shares in favor of the adoption and approval of the merger agreement and the merger.

     The purpose of the adjournment is to give uDate’s stockholders the opportunity to consider the supplement to the joint proxy statement/prospectus of uDate and USA Interactive first mailed on or about March 25, 2003. The supplement describes USA Interactive’s announcement that it has entered into an agreement with Expedia, Inc. by which USA Interactive, already the majority shareholder of Expedia, would acquire the Expedia shares it does not currently own.

     The record date for the special meeting will remain February 7, 2003.

ADDITIONAL IMPORTANT INFORMATION ABOUT THE UDATE/USA
INTERACTIVE TRANSACTION HAS BEEN FILED WITH THE SEC

     USA Interactive has filed with the SEC a Registration Statement on Form S-4 in connection with the transaction, and uDate has filed with the SEC and mailed to its stockholders a Joint Proxy Statement/Prospectus, dated February 27, 2003, in connection with the transaction. The Registration Statement and the Joint Proxy Statement/Prospectus contain important information about USA Interactive, uDate, the transaction and related matters. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully.

     Investors and security holders may obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by USA Interactive and uDate through the web site maintained by the SEC at www.sec.gov.

     In addition, investors and security holders may obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus upon written request to USA Interactive, 152 West 57th Street, New York, New York 10019, Attention: Investor Relations, or uDate, 2 Pride Place, Pride Park, Derby DE24 8QR, United Kingdom, Attention: Investor Relations.

     USA Interactive and uDate, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in connection with the transaction. Information regarding USA Interactive’s directors and executive officers is contained in USA Interactive’s Form 10-K for the year ended December 31, 2001 and its proxy statement dated

April 30, 2002, which are filed with the SEC. Information regarding uDate’s directors and executive officers is contained in uDate’s Form 10-KSB for the year ended December 31, 2001, which is filed with the SEC. In addition, a list of uDate’s directors and executive officers and a description of their interests, and the interests of uDate’s two principal stockholders, in the transaction is contained in the Joint Proxy Statement/Prospectus dated February 27, 2003.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

     Statements in this press release regarding the proposed transaction between USA Interactive and uDate, the expected timetable for completing the transaction and any other statements about USA Interactive or uDate managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability of the parties to consummate the transaction; the ability of USA Interactive to successfully integrate uDate’s operations and employees; changes in economic conditions generally and in the markets served by uDate and USA Interactive; future regulatory actions; competition from others; product demand and market acceptance; the ability to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms; the ability to expand into and successfully operate in foreign markets; and the other factors described in USA Interactive’s and uDate’s Annual Reports on Form 10-K and Form 10-KSB for the year ended December 31, 2001 and their most recent quarterly report filed with the SEC, and described under the heading “Risk Factors” in the Joint Proxy Statement/Prospectus dated February 27, 2003. USA Interactive and uDate disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

ABOUT USA INTERACTIVE

     USA Interactive (Nasdaq: USAI) engages worldwide in the business of interactivity via the Internet, the television and the telephone. USA’s multiple brands are organized across three areas: Electronic Retailing, Information & Services and Travel Services. Electronic Retailing is comprised of HSN, America’s Store, HSN.com, and Home Shopping Europe and Euvía in Germany. Information & Services includes Ticketmaster, Match.com, Citysearch, Evite, Precision Response Corporation and Entertainment Publications; the transaction with uDate is pending. Travel Services consists of Expedia, Hotels.com, Interval International, TV Travel Group and USA’s forthcoming U.S. cable travel network.

ABOUT UDATE

     uDate.com, Inc. is a global online personals group with members in more than 80 countries around the world as of December 31, 2002. uDate operates two Web properties: www.udate.com and www.kiss.com. uDate is a public company trading under the ticker symbol UDAT on the OTCBB exchange.

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Contact: Eleanor Krivicic, General Counsel, uDate.com, Inc., 44-1332-268-700, extension 916.